Exhibit 15.2

中国北京建国门外大街1号国贸写字楼2座12-14层100004

12-14th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话 Tel: +86 10 6563 7181 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

April 25, 2022

Autohome Inc.

18th Floor Tower B, CEC Plaza

3 Dan Ling Street

Haidian District, Beijing

The People’s Republic of China

Dear Sir/Madam:

We consent to the reference to our firm under the captions of “Item 3.D—Risk Factors” and “Item 4B—Business Overview” in Autohome Inc.’s annual report on Form 20-F for the year ended December 31, 2021, which will be filed with the Securities and Exchange Commission in the month of April 2022, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Autohome Inc.’s registration statements on Form S-8 (File No. 333-196006 and 333-219032) that was filed on May 16, 2014 and June 29, 2017, respectively.

Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices